Exhibit 99.1

Exterran Partners Reports Fourth-Quarter and Full-Year 2013 Results
● Achieved EBITDA, as further adjusted, of $58.8 million for the quarter, up 20 percent over year-ago levels
● Increased operating horsepower by 43,000 in the quarter

HOUSTON, Feb. 25, 2014 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (as defined below), of $58.8 million for the fourth quarter 2013, compared to $55.7 million for the third quarter 2013 and $48.9 million for the fourth quarter 2012. Distributable cash flow (as defined below) was $37.8 million for the fourth quarter 2013, compared to $33.3 million for the third quarter 2013 and $34.2 million for the fourth quarter 2012.

Revenue was $118.9 million for the fourth quarter 2013, compared to $115.8 million for the third quarter 2013 and $102.3 million for the fourth quarter 2012.

Net income was $11.4 million, or $0.19 per diluted limited partner unit, for the fourth quarter 2013, compared to net income of $10.0 million, or $0.16 per diluted limited partner unit, for the third quarter 2013, and net income of $14.7 million, or $0.31 per diluted limited partner unit, for the fourth quarter 2012.

EBITDA, as further adjusted, was $238.0 million for 2013, compared to $180.0 million for 2012. Distributable cash flow totaled $153.0 million for 2013, compared to $118.0 million in 2012.

Revenue was $466.2 million for 2013, compared to $387.5 million for 2012. Net income for 2013 was $64.0 million, or $1.18 per diluted limited partner unit, compared to net income of $10.5 million, or $0.14 per diluted limited partner unit, for 2012.

“Fourth quarter highlights included a solid level of organic growth, as operating horsepower increased by 43,000. Distributable cash flow increased by 14% as compared to third quarter 2013,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “Looking ahead, we are excited about opportunities to leverage our leading market position in our fee-based business to take advantage of the continued development of natural gas infrastructure in the United States.”

“In 2014, we will continue implementing our strategy to increase distributable cash flow at the Partnership through investment in new fleet units to modernize and position our fleet for growth, the implementation of performance improvement initiatives, and acquisitions including our drop-down strategy with Exterran Holdings,” said Mr. Childers.

For the fourth quarter 2013, Exterran Partners’ quarterly cash distribution was $0.5325 per limited partner unit, or $2.13 per limited partner unit on an annualized basis. The fourth-quarter 2013 distribution was $0.005 higher than the third-quarter 2013 distribution of $0.5275 per limited partner unit and $0.02 higher than the fourth-quarter 2012 distribution of $0.5125 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, Feb. 25, 2014, to discuss their fourth-quarter 2013 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 36425002.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 36425002#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P. is the leading provider of natural gas contract operations services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2012 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Revenue	$118,870	$115,808	$102,301	$466,193	$387,493

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	52,706	51,478	44,949	202,045	183,160
Depreciation and amortization	26,817	27,158	23,218	103,711	88,298
Long-lived asset impairment	2,101	784	633	5,350	29,560
Selling, general and administrative	17,213	16,948	12,455	61,971	49,889
Interest expense	9,610	9,735	6,421	37,068	25,167
Other (income) expense, net	(1,165)	(639)	(164)	(9,481)	(35)
Total costs and expenses	107,282	105,464	87,512	400,664	376,039
Income before income taxes	11,588	10,344	14,789	65,529	11,454
Provision for income taxes	229	309	115	1,506	945
Net income	$11,359	$10,035	$14,674	$64,023	$10,509

General partner interest in net income	$2,175	$1,911	$1,493	$7,969	$4,623

Limited partner interest in net income	$9,184	$8,124	$13,181	$56,054	$5,886

Weighted average limited partners' units outstanding:
Basic	49,411	49,409	42,266	47,651	41,371

Diluted	49,435	49,429	42,280	47,667	41,382

Earnings per limited partner unit:
Basic	$0.19	$0.16	$0.31	$1.18	$0.14

Diluted	$0.19	$0.16	$0.31	$1.18	$0.14

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended						Years Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2013		2013		2012		2013		2012

Revenue	$118,870		$115,808		$102,301		$466,193		$387,493

Gross margin (1)	$66,164		$64,330		$57,352		$264,148		$204,333
Gross margin percentage	56%		56%		56%		57%		53%

EBITDA, as further adjusted (1)	$58,767		$55,682		$48,902		$238,012		$180,034
% of revenue	49%		48%		48%		51%		46%

Capital expenditures	$53,247		$40,303		$66,130		$168,036		$157,828
Less: Proceeds from sale of property, plant and equipment	(10,885)		(2,611)		(859)		(61,452)		(2,465)
Net capital expenditures	$42,362		$37,692		$65,271		$106,584		$155,363

Distributable cash flow (2)	$37,849		$33,282		$34,223		$152,976		$117,966

Distributions declared for the period per limited partner unit	$0.5325		$0.5275		$0.5125		$2.1000		$2.0200
Distributions declared to all unitholders for the period, including incentive distribution rights	$28,840		$28,340		$23,331		$112,705		$91,617
Distributable cash flow coverage (3)	1.31	x	1.17	x	1.47	x	1.36	x	1.29	x

	December 31,		September 30,		December 31,		December 31,		December 31,
	2013		2013		2012		2013		2012

Debt	$757,955		$719,818		$680,500		$757,955		$680,500
Total partners' capital	591,755		601,424		439,000		591,755		439,000

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a significant liquidity metric to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow divided by distributions declared to all unitholders for the period, including incentive distribution rights.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$11,359	$10,035	$14,674	$64,023	$10,509
Depreciation and amortization	26,817	27,158	23,218	103,711	88,298
Long-lived asset impairment	2,101	784	633	5,350	29,560
Selling, general and administrative	17,213	16,948	12,455	61,971	49,889
Interest expense	9,610	9,735	6,421	37,068	25,167
Other (income) expense, net	(1,165)	(639)	(164)	(9,481)	(35)
Provision for income taxes	229	309	115	1,506	945
Gross margin (1)	66,164	64,330	57,352	264,148	204,333
Cap on operating costs provided by Exterran Holdings ("EXH")	3,938	3,212	1,886	12,382	16,562
Cap on selling, general and administrative costs provided by EXH	4,412	4,164	1,815	12,798	8,196
Non-cash selling, general and administrative costs	301	285	140	1,174	797
Less: Selling, general and administrative	(17,213)	(16,948)	(12,455)	(61,971)	(49,889)
Less: Other income (expense), net	1,165	639	164	9,481	35
EBITDA, as further adjusted (1)	58,767	55,682	48,902	238,012	180,034
Expensed acquisition costs (in Other (income) expense, net)	-	-	-	575	695
Other expensed costs (in Other (income) expense, net)	246	-	-	246	-
Less: Provision for income taxes	(229)	(309)	(115)	(1,506)	(945)
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	(1,342)	(614)	(144)	(10,140)	(689)
Less: Cash interest expense	(8,774)	(8,802)	(5,930)	(32,810)	(22,761)
Less: Maintenance capital expenditures	(10,819)	(12,675)	(8,490)	(41,401)	(38,368)
Distributable cash flow (2)	$37,849	$33,282	$34,223	$152,976	$117,966

Cash flows from operating activities	$30,031	$49,072	$45,607	$158,286	$125,217
(Provision for) benefit from doubtful accounts	(149)	(52)	(94)	25	(494)
Cap on operating costs provided by EXH	3,938	3,212	1,886	12,382	16,562
Cap on selling, general and administrative costs provided by EXH	4,412	4,164	1,815	12,798	8,196
Expensed acquisition costs	-	-	-	575	695
Other expensed costs (in Other (income) expense, net)	246	-	-	246	-
Payments for settlement of interest rate swaps that include financing elements	(936)	(957)	-	(2,207)	-
Maintenance capital expenditures	(10,819)	(12,675)	(8,490)	(41,401)	(38,368)
Change in assets and liabilities	11,126	(9,482)	(6,501)	12,272	6,158
Distributable cash flow (2)	$37,849	$33,282	$34,223	$152,976	$117,966

Net income	$11,359	$10,035	$14,674	$64,023	$10,509
Long-lived asset impairment	2,101	784	633	5,350	29,560
Net income, excluding item	$13,460	$10,819	$15,307	$69,373	$40,069

Diluted earnings per limited partner unit	$0.19	$0.16	$0.31	$1.18	$0.14
Adjustment for item per limited partner unit	0.04	0.02	0.02	0.11	0.70
Diluted earnings per limited partner unit, excluding item (1)	$0.23	$0.18	$0.33	$1.29	$0.84

(1) Management believes EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding item, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a significant liquidity metric to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Total available horsepower (at period end) (1)	2,417	2,391	2,084	2,417	2,084

Total operating horsepower (at period end) (1)	2,264	2,221	1,991	2,264	1,991

Average operating horsepower	2,242	2,217	1,960	2,155	1,883

Horsepower Utilization:
Spot (at period end)	94%	93%	96%	94%	96%
Average	93%	93%	96%	94%	93%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,429	3,423	3,376	3,429	3,376

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	2,884	2,840	2,900	2,884	2,900

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 109,000, 96,000 and 163,000 at December 31, 2013, September 30, 2013 and December 31, 2012, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 8,000, 7,000 and 9,000 at December 31, 2013, September 30, 2013 and December 31, 2012, respectively.